Exhibit 10 (h)

                             FIRST AMENDMENT TO THE
               KNIGHT-RIDDER, INC. ANNUAL INCENTIVE DEFERRAL PLAN


            This First Amendment to the Knight-Ridder, Inc. Annual Incentive Deferral Plan (the "Plan") is adopted by Knight-Ridder, Inc. (the "Employer") effective as provided herein.

            WHEREAS, the Employer adopted the Plan effective November 1, 1996 as an unfunded deferred compensation plan maintained primarily to provide deferred compensation for eligible Participants, all of whom are members of a select group of management or highly compensated employees of the Employer; and

            WHEREAS, the Employer desires to amend the Plan concerning the installment payments provided under the Plan; and

            WHEREAS, Section 13 of the Plan permits amendment of the Plan by the Employer.

            NOW, THEREFORE, this First Amendment is executed effective with respect to elections made on or after May 15, 1998 to receive installment payments under the Plan:

            Section 6(c) of the Plan is amended to read as follows:

                  (c) Election of Installment Payments. Notwithstanding the
            foregoing, a Participant may elect to receive distribution of all, but not less than all, of his or her Deferral Accounts in up to five substantially equal annual installments, with the first payment to be made on the Distribution Date provided under subsection 6(a), above, with the remaining annual installments to be made as near as possible to the same date in each subsequent year until complete distribution of the Participant's Deferral Account. An election for distribution to occur in installments must be made in the form and manner provided by the Plan Administrator and at least six months before the Distribution Date that otherwise would apply under subsection 6(a). A Participant's election to receive installment payments may be changed only if the revised election is made at least six months before the Distribution Date that otherwise would apply under subsection 6(a).

            KNIGHT-RIDDER, INC. has caused this First Amendment to the Knight-Ridder, Inc. Annual Incentive Deferral Plan, to be executed effective as provided above.


                                        KNIGHT-RIDDER, INC.


                                        By:

                                        Name and Title: